Exhibit 10.1

COGNEX CORPORATION

First Amendment to

2001 General Stock Option Plan, as Amended and Restated

WHEREAS, Cognex Corporation (the “Corporation”) declared a two-for-one stock split in the form of a stock dividend of one share of common stock, par value $.002 per share (“Common Stock”), for each share of Common Stock issued and outstanding as of the close of business on August 26, 2013 (the “Record Date”); and

WHEREAS, Section 11(a) of the Corporation’s 2001 General Stock Option Plan, as Amended and Restated (the “Plan”), provides that, in the event that the outstanding shares of Common Stock of the Corporation are changed into a different number of shares of the Corporation by reason of any dividends payable in capital stock, appropriate adjustment shall be made in the number of shares as to which stock options may be granted under the Plan.

NOW, THEREFORE, in accordance with the provisions of Section 18 of the Plan, Section 2(a) of the Plan is hereby amended, effective as of the Record Date, by deleting the first sentence thereof in its entirety and substituting therefor the following:

“The maximum number of shares of common stock, par value $.002 per share, of the Company (“Common Stock”) available for stock options granted under the Plan shall be 14,220,000 shares of Common Stock.”

APPROVED: July 25, 2013